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Exhibit 99.1

NEWS RELEASE

For Immediate Release	Media Contacts: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com

Overstock.com, Inc. Announces
Amended Repurchase Program

SALT LAKE CITY, June 14, 2005—Overstock.com, Inc. (Nasdaq: OSTK) today announced that its board of directors has authorized an amendment of its previously announced three-year stock repurchase program to include the repurchase of its Convertible Senior Notes. The board authorized the amendment under the previously announced $100 million repurchase program. The shares and/or debt under this amended program may be repurchased from time to time in open market transactions or otherwise, subject to market conditions and other factors, including blackout periods imposed by Overstock.com during which the Company prohibits its insiders and employees from trading in the Company's stock.

        Overstock.com's senior vice president of finance, David Chidester, is available to answer questions about this announcement. He can be reached at (801) 947-3120 or (801) 706-1522, or by e-mail at david@overstock.com.

About Overstock.com

        Overstock.com Inc. is an online "closeout" retailer, offering discount, brand-name merchandise for sale over the Internet, as well as an online auction site. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.

        Overstock.com is a registered trademark of Overstock.com, Inc.

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Cautionary Statement Regarding Forward-Looking Statements

        This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include Overstock.com's statements about its possible repurchases of shares of its common stock and/or its Convertible Senior Notes. Overstock.com's business is subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2004 and all of our subsequent and other filings with the Securities and Exchange Commission. Overstock.com's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

        The statements in this press release are made as of June 14, 2005 and Overstock.com undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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Overstock.com, Inc. Announces Amended Repurchase Program